     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1997

                                                     REGISTRATION NOS. 333-_____
                                                                        811-8282


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                --------------

                                   FORM N-1A

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933       [_]

                          PRE-EFFECTIVE AMENDMENT NO.       [_]

                          POST-EFFECTIVE AMENDMENT NO.      [_]

                          REGISTRATION STATEMENT UNDER      [x]

                       THE INVESTMENT COMPANY ACT OF 1940   [x]

                               AMENDMENT NO. 10
                        (CHECK APPROPRIATE BOX OR BOXES)

                                 -------------

                         LOOMIS SAYLES INVESTMENT TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                     ONE FINANCIAL CENTER, BOSTON, MA 02111
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 482-2450

     NAME AND ADDRESS
     OF AGENT FOR SERVICE              COPY TO
     --------------------              -------

     SANDRA P. TICHENOR, ESQ.          J.B. KITTREDGE, ESQ.
     LOOMIS, SAYLES & COMPANY, L.P.    ROPES & GRAY
     ONE FINANCIAL CENTER              ONE INTERNATIONAL PLACE
     BOSTON, MA 02111                  BOSTON, MA 02110

APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933. IT IS PROPOSED THAT THIS FILING WILL BECOME EFFECTIVE (CHECK APPROPRIATE BOX):
[ ]    IMMEDIATELY UPON FILING PURSUANT TO PARAGRAPH (B)
[ ]    ON _____________ PURSUANT TO PARAGRAPH (B)
[ ]    60 DAYS AFTER FILING PURSUANT TO PARAGRAPH (A)(1)
[ ]    ON _____________ PURSUANT TO PARAGRAPH (A)(1)
[ ]    75 DAYS AFTER FILING PURSUANT TO PARAGRAPH (A)(2)
[ ]    ON _____________ PURSUANT TO PARAGRAPH (A)(2) OF RULE 485

IF APPROPRIATE, CHECK THE FOLLOWING BOX:
[ ] THIS POST-EFFECTIVE AMENDMENT DESIGNATES A NEW EFFECTIVE DATE FOR A PREVIOUSLY FILED POST-EFFECTIVE AMENDMENT.

                              ------------------

     THIS AMENDMENT RELATES SOLELY TO THE REGISTRANT'S LOOMIS SAYLES CONVERTIBLE BOND FUND AND LOOMIS SAYLES MORTGAGE SECURITIES FUND SERIES. INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT RELATING TO OTHER SERIES OF THE REGISTRANT IS NEITHER AMENDED NOR SUPERSEDED BY THIS AMENDMENT.

                        LOOMIS SAYLES INVESTMENT TRUST
                      LOOMIS SAYLES CONVERTIBLE BOND FUND
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS  02111
                                 (617) 482-2450

                          PRIVATE PLACEMENT MEMORANDUM
                                  MAY 1, 1997

  The Loomis Sayles Investment Trust (the "Trust") is a group of nine mutual funds including the Loomis Sayles Convertible Bond Fund (the "Fund"). The other series which are offered by the Trust and which are described in separate prospectuses or private placement memoranda are:

                 Loomis Sayles California Tax-Free Income Fund
                      Loomis Sayles Core Fixed Income Fund
                         Loomis Sayles Core Growth Fund
                        Loomis Sayles Fixed Income Fund
                   Loomis Sayles High Yield Fixed Income Fund
             Loomis Sayles Intermediate Duration Fixed Income Fund
                Loomis Sayles Investment Grade Fixed Income Fund
                     Loomis Sayles Mortgage Securities Fund

     Except for the California Tax-Free Income Fund, the funds are designed specifically for tax-exempt investors such as pension plans, endowments and foundations, although other institutions and high net-worth individuals are eligible to invest. Each of the funds is separately managed and has its own investment objective and policies. Loomis, Sayles & Company, L.P. ("Loomis Sayles") is the investment adviser of each of the funds.

     This Private Placement Memorandum (the "Memorandum") concisely describes the information that you should know before investing in the Fund. Please read it carefully and keep it for future reference. A Statement of Additional Information dated May 1, 1997, is available free of charge; to obtain a free copy or to make any inquiries about the Fund write to Loomis Sayles Investment Trust, One Financial Center, Boston, Massachusetts 02111 or telephone 617-482-2450. The Statement of Additional Information, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated by reference into this Memorandum.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

     NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WHATSOEVER SHALL BE EMPLOYED IN THE OFFERING OF THESE SECURITIES EXCEPT FOR THIS MEMORANDUM AND SUCH SUPPLEMENTARY INFORMATION PREPARED BY THE FUNDS AND PRECEDED OR ACCOMPANIED BY THIS MEMORANDUM. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR TO PROVIDE ANY INFORMATION WITH RESPECT TO THESE SECURITIES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION. ANY SALES MADE HEREUNDER SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

THE TRUST...................................................................  5

INVESTMENT OBJECTIVE AND POLICIES...........................................  5

MORE INFORMATION ABOUT THE FUND'S INVESTMENTS...............................  6

THE FUND'S INVESTMENT ADVISER...............................................  9

FUND EXPENSES............................................................... 10

PORTFOLIO TRANSACTIONS...................................................... 10

HOW TO PURCHASE SHARES...................................................... 10

HOW TO REDEEM SHARES........................................................ 11

DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES............................. 12

                                   THE TRUST

     The Fund is a series of the Trust.   The other series are the Loomis Sayles
California Tax-Free Income Fund, the Loomis Sayles Core Fixed Income Fund, the Loomis Sayles Core Growth Fund, the Loomis Sayles Fixed Income Fund, the Loomis Sayles High Yield Fixed Income Fund, the Loomis Sayles Intermediate Duration Fixed Income Fund, the Loomis Sayles Investment Grade Fixed Income Fund and the Loomis Sayles Mortgage Securities Fund. The Trust is a diversified open-end management investment company organized as a Massachusetts business trust on December 23, 1993. The Trust is authorized to issue an unlimited number of full and fractional shares of beneficial interest in multiple series. Shares entitle shareholders to receive dividends as determined by the Trust's board of trustees (the "Trustees) and to cast a vote for each share held (with a fractional vote for each fractional share held) at shareholder meetings. Subject to the restrictions described under "How to Redeem Shares," the shares are freely transferable. The Trust does not generally hold shareholder meetings and will do so only when required by law. Shareholders may call meetings to consider removal of the Trustees.

                       INVESTMENT OBJECTIVE AND POLICIES

     The Fund's investment objective is high total investment return through a combination of current income and capital appreciation.

     The Fund seeks to attain its objective by normally investing at least 65% of its assets in convertible bonds with up to 35% invested in other securities. These other securities may include other convertible securities, non-convertible corporate debt, securities issued or guaranteed by the U.S. Government, its authorities, agencies or instrumentalities or certificates representing undivided interests in the interest or principal of U. S. Treasury securities ("U.S. Government Securities"), zero coupon securities, collateralized mortgage securities, common and preferred stock and when-issued securities, which are described herein (together with their related risks) under "More Information About the Fund's Investments." The Fund may invest any portion of its assets in securities of Canadian issuers, and a limited portion of its assets in securities of other foreign issuers. See "More Information About the Fund's Investments; Foreign Securities."

     The Fund normally will invest at least 65% of its assets in securities of below investment grade quality, which are securities rated below BBB by Standard & Poor's ("S&P") or below Baa by Moody's Investors Service, Inc. ("Moody's") or unrated securities that Loomis Sayles has determined are of comparable quality. See "More Information About the Fund's Investments; Lower Rated Fixed Income Securities" below. For purposes of the foregoing percentage, a security will be treated as being of investment grade quality if at the time the Fund acquires it at least one major rating agency has rated the security in its top four major rating categories (even if another such agency has issued a lower rating), or if the security is unrated but Loomis Sayles determines it to be of investment grade quality. The Fund may continue to hold securities that are downgraded in quality subsequent to their purchase if, in the opinion of Loomis Sayles, it would be advantageous to do so.

     The percentages of the Fund's net assets invested during the fiscal year ended December 31, 1996 in securities assigned to the various rating categories by S&P and Moody's on a dollar-weighted basis were approximately as follows:
"BBB"/"Baa," 8.95%; "BB"/"Ba," 19.11%; "B"/"B," 42.7%; and below "B," 7.5%.  The percentage of the Fund's net assets invested during such fiscal year in unrated debt securities as a group was approximately 21.3%, all of which were comparable to securities rated below B.

     Some of the Fund's investment restrictions are "fundamental" and cannot be changed without a majority vote of the Fund's shareholders. Such restrictions include: (1) a restriction prohibiting the Fund from making loans; (2) a restriction prohibiting the Fund from purchasing a security (other than U.S. Government Securities) if, as a result, more than 25% of the Fund's total assets (taken at current value) would be invested in any one industry; (3) a restriction prohibiting the Fund from borrowing money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, and from borrowing any money except as a temporary measure for extraordinary or emergency purposes; and (4) a restriction prohibiting the Fund from purchasing any illiquid security including a security that is not readily marketable if, as a result, more than 15% of the Fund's net assets based on current value would then be invested in such security. For additional investment restrictions, see the Statement of Additional Information.

     Although authorized to invest in restricted securities, the Fund, as a matter of nonfundamental operating policy, currently does not intend to invest in such securities, other than Rule 144A securities. Rule 144A securities are privately offered securities that can be resold only to certain qualified institutional buyers. Rule 144A securities are treated as illiquid, unless Loomis Sayles has determined, under guidelines established by the Trustees that the particular issue of Rule 144A securities is liquid.

     The investment objective of the Fund is "fundamental" and cannot be changed without a majority vote of the Fund's shareholders. All investment policies other than those that are identified as "fundamental" may be changed by the Trustees without a vote of the Fund's shareholders.

                 MORE INFORMATION ABOUT THE FUND'S INVESTMENTS

     The net asset value of the Fund's shares will vary as a result of changes in the value of securities in the Fund's portfolio. The following describes the types of securities in which the Fund will principally invest and the risks associated with them. Additional information about the Fund's investment practices can be found in the Statement of Additional Information.

FIXED INCOME SECURITIES
-----------------------

     The Fund may invest in fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends. Fixed income securities include securities issued by federal, state, local and foreign governments and related agencies, and by a wide range of foreign and domestic private issuers. The Fund may also invest in other debt securities that pay a rate of interest or dividends that is adjusted periodically by reference to some specified index or market rate. Such securities are included within the definition of fixed income securities as used in this Prospectus. Because interest rates vary, it is impossible to predict the yield of the Fund for any particular period.

     Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments of principal and interest. Generally, the longer the maturity of a fixed income security, the greater the fluctuations in its value because of market and credit risk.

CONVERTIBLE SECURITIES
----------------------

     Convertible securities include corporate bonds, notes or preferred stocks of U.S. or foreign issuers that can be converted into (that is, exchanged for) common stocks or other equity securities. The Fund may also invest in other securities that provide an opportunity for equity participation such as warrants. Because convertible securities can be converted into equity securities, their value will normally vary in some proportion with those of the underlying equity securities. Convertible securities usually provide a higher yield than the underlying equity, however, so that when the price of the underlying equity security falls, the decline in the price of the convertible security may sometimes be less substantial than that of the underlying equity security. Due to the conversion feature, convertible securities generally yield less than nonconvertible fixed income securities of similar credit quality and maturity. The Fund's investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock at a specified date and conversion ratio, or that are convertible at the option of the issuer. Because conversion is not at the option of the holder, the Fund may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock has declined substantially.

U.S. GOVERNMENT SECURITIES
--------------------------

     U.S. Government Securities have different kinds of government support. For example, some U.S. Government Securities, such as U.S. Treasury bonds, are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-sponsored enterprises are not supported by the full faith and credit of the United States.

     Although U.S. Government Securities generally do not involve the credit risks associated with other types of fixed income securities, the market values of U.S. Government Securities will fluctuate as interest rates change. Thus, for example, the value of an investment in U.S. Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities tend to be lower than those of other fixed income securities of comparable maturities.

     Some U.S. Government Securities, such as Government National Mortgage Association Certificates, are known as "mortgage-backed" securities, representing interests in "pools" of mortgage loans secured by residential or commercial real property. Interest and principal payments on the mortgages underlying mortgage-backed U.S. Government Securities are passed through to the holders of the security. If the Fund purchases mortgage-backed securities at a discount or a premium, the Fund will recognize a gain or loss when the payments of principal, through prepayment or otherwise, are passed through to the Fund and, if the payment occurs in a period of falling interest rates, the Fund may not be able to reinvest the payment at as favorable an interest rate. As a result of these principal prepayment features, mortgage-backed securities are generally more volatile investments than many other fixed income securities. See "Collateralized Mortgage Obligations" below for additional information regarding the risks associated with mortgage-backed securities.

     In addition to investing directly in U.S. Government Securities, the Fund may purchase certificates of accrual or similar instruments ("strips") evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Treasury securities. These investment instruments may be highly volatile.

LOWER RATED FIXED INCOME SECURITIES
-----------------------------------

     The Fund will normally invest at least 65% of its assets in securities rated below investment grade ("lower rated fixed income securities"), including securities in the lowest rating categories, and comparable unrated securities. Lower rated fixed income securities generally provide higher yields, but are subject to greater credit and market risk than higher quality fixed income securities. Lower rated fixed income securities are considered speculative with respect to the ability of the issuer to meet principal and interest payments. Achievement of the investment objective of the fund investing in lower rated fixed income securities may be more dependent on Loomis Sayles's own credit analysis than is the case with higher quality bonds. The market for lower rated fixed income securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases. The value and liquidity of lower rated fixed income securities may be diminished by adverse publicity and investor perceptions. Also, legislation that limits the tax benefits to issuers or holders of taxable lower rated fixed income securities or that limits the ability of certain categories of financial institutions to invest in these securities may adversely affect market value.
In addition, the secondary market may be less liquid for lower rated fixed income securities. This lack of liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities by the Fund more difficult. Certain lower rated fixed income securities do not pay interest on a current basis. However, the Fund will accrue and distribute this interest on a current basis, and may have to sell securities at times when Loomis

Sayles would not otherwise deem it advisable to do so to generate cash for distributions. Securities of below investment grade quality are commonly referred to as "junk bonds." Securities in the lowest rating categories may be in poor standing or in default. Investment grade fixed income securities rated BBB by S&P or Baa by Moody's may share some of the characteristics of lower rated fixed income securities described above.

ZERO COUPON SECURITIES
----------------------

     The Fund may invest in "zero coupon" fixed income securities. These securities accrue interest at a specified rate, but do not pay interest in cash on a current basis. The Fund is required to distribute the income on zero coupon securities to Fund shareholders as the income accrues, even though the Fund is not receiving the income in cash on a current basis. Thus the Fund may be forced to sell other investments to obtain cash to make income distributions at times when Loomis Sayles would not otherwise deem it advisable to do so. The market value of zero coupon securities is generally more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity.

COLLATERALIZED MORTGAGE OBLIGATIONS
-----------------------------------

     The Fund may invest in collateralized mortgage obligations ("CMOs"). A CMO is a limited recourse security backed by a portfolio of mortgages or more typically by mortgage-backed securities held under an indenture. CMOs may be issued by instrumentalities of the U.S. Government or by non-governmental entities. The issuer's obligation to make interest and principal payments is derived from and secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are issued with a number of classes or series which have different maturities and which may represent interests in some or all of the interest or principal payments on the underlying collateral or a combination thereof. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMOs first to mature generally will be retired prior to its maturity. As with other mortgage-backed securities, the early retirement of a particular class or series of CMOs held by the Fund could involve the loss of any premium the Fund paid when it acquired the investment and could result in the Fund's reinvesting the proceeds at a lower interest rate than the interest rate paid by the retired CMO. Because of the early retirement feature, CMOs may be more volatile than many other fixed income investments.

WHEN-ISSUED SECURITIES
----------------------

     The Fund may purchase securities on a "when-issued" basis. This means that the Fund will enter into a commitment to buy the security before the security has been issued. The Fund's payment obligation and the interest rate on the security are determined when the Fund enters into the commitment. The security is typically delivered to the Fund 15 to 120 days later. No interest accrues on the security between the time the Fund enters into the commitment and the time the security is issued. If the value of the security being purchased falls between the time the Fund commits to buy it and the payment date, the Fund may sustain a loss. The risk of this loss is in addition to the Fund's risk of loss on the securities actually in its portfolio at the time. When the Fund buys a security on a when-issued basis, it is subject to the risk that market rates of interest will increase before the time the security is delivered, with the result that the yield on the security delivered to the Fund may be lower than the yield available on other, comparable securities at the time of delivery. If the Fund has outstanding obligations to buy when-issued securities, it will maintain liquid assets in a segregated account at its custodian bank in an amount sufficient to satisfy these obligations.

FOREIGN SECURITIES
------------------

     The Fund may invest in securities principally traded in foreign markets ("foreign securities"). The Fund will not purchase a foreign security if, as a result, the Fund's total holdings of foreign securities would exceed 20% of the Fund's total assets.

     Foreign securities may present risks not associated with investments in comparable securities of U.S. issuers. There may be less information publicly available about a foreign corporate or governmental issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and securities custody costs are often higher than in the United States. With respect to certain foreign countries, there is a possibility of governmental expropriation of assets, confiscatory taxation, political or financial instability and diplomatic developments that could affect the value of investments in those countries. The Fund's receipt of interest on foreign government securities may depend on the availability of tax or other revenues to satisfy the issuer's obligations. In addition, the remedies of the Fund may be extremely limited if a foreign issuer defaults on its obligations.

     The Fund's investments in foreign securities may include investments in countries whose economies or securities markets are not yet highly developed. Special considerations associated with these investments (in addition to the considerations regarding foreign investments generally) may include, among others, greater political uncertainties, an economy's dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, highly limited numbers of potential buyers for such securities and delays and disruptions in securities settlement procedures.

     Since most foreign securities are denominated in foreign currencies or traded primarily in securities markets in which settlements are made in foreign currencies, the value of these investments and the net investment income available for distribution to shareholders of the Fund may be affected favorably or unfavorably by changes in currency exchange rates or exchange control regulations. Changes in the value relative to the U.S. dollar of a foreign currency in which the Fund's holdings are denominated will result in a change in the U.S. dollar value of the Fund's assets and the Fund's income available for distribution.

     In addition, although part of the Fund's income may be received or realized in foreign currencies, the Fund will be required to compute and distribute its income in U.S. dollars. Therefore, if the value of a currency relative to the U.S. dollar declines after the Fund's income has been earned in that currency, translated into U.S. dollars and declared as a dividend, but before payment of the dividend, the Fund could be required to liquidate portfolio securities to pay the dividend. Similarly, if the value of a currency relative to the U.S. dollar declines between the time the Fund accrues expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars will be greater than the equivalent amount in such currency of such expenses at the time they were incurred.

COMMON STOCKS
-------------

     The Fund may invest up to 10% of its total assets in common stocks, usually as a result of warrants associated with debt instruments purchased by the Fund, but also under certain circumstances to seek capital appreciation.

                         THE FUND'S INVESTMENT ADVISER

     The Fund's investment adviser is Loomis Sayles, One Financial Center, Boston, Massachusetts 02111. Founded in 1926, Loomis Sayles is one of the country's oldest and largest investment firms. Loomis Sayles's sole general partner is indirectly owned by New England Investment Companies, L.P., a publicly traded limited partnership whose sole general partner is indirectly owned by Metropolitan Life Insurance Company.

     In addition to selecting and reviewing the Fund's investments, Loomis Sayles provides executive and other personnel for the management of the Fund. The Trustees supervise Loomis Sayles's conduct of the affairs of the Fund.

     The portfolio manager for the Fund is Kathleen C. Gaffney, who is a Vice President of Loomis Sayles.

     Loomis Sayles acts as the transfer agent and dividend-paying agent for the Fund.

                                 FUND EXPENSES

     Under the terms of its advisory agreement with the Fund, Loomis Sayles is entitled to an advisory fee at an annual rate of .50% of the Fund's average monthly net assets. However, Loomis Sayles has voluntarily undertaken, for an indefinite period, to waive its advisory fee and/or bear Fund expenses to the extent necessary to ensure that the total expenses of the Fund do not exceed the annual rate of .65% of the Fund's average net assets.. Loomis Sayles may modify or terminate this arrangement at any time.


                             PORTFOLIO TRANSACTIONS

     Loomis Sayles selects brokers and dealers to execute portfolio transactions for the Fund. Portfolio turnover considerations will not limit Loomis Sayles's investment discretion in managing the Fund's assets. The Fund anticipates that its portfolio turnover rates will vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover may involve higher costs such as higher brokerage commissions and higher levels of taxable gains. See "Dividends, Capital Gain Distributions and Taxes" for information on the tax consequences of investing in the Fund.

                             HOW TO PURCHASE SHARES

     You may make an initial purchase of shares of the Fund by submitting a completed subscription agreement (attached hereto as Exhibit A) and payment to Loomis Sayles. Only clients of Loomis Sayles are eligible to invest in the Fund. By completing the subscription agreement, each investor will appoint Loomis Sayles as attorney in fact with authority to redeem the investor's shares and have the proceeds therefrom remitted to the investor or his agent as soon as practicable after the investor ceases to be a client of Loomis Sayles.

     The minimum initial investment in the Fund is $3,000,000. Subsequent investments must be at least $50,000. The Trust reserves the right to waive these minimums in its sole discretion.

     Shares of the Fund may be purchased by exchange of (i) cash, (ii) securities on deposit with a custodian acceptable to Loomis Sayles or (iii) a combination of such securities and cash. Purchase of shares of the Fund in exchange for securities is subject in each case to the determination by Loomis Sayles that the securities to be exchanged are acceptable for purchase by the Fund. In all cases Loomis Sayles reserves the right to reject any particular investment. Securities accepted by Loomis Sayles in exchange for Fund shares will be valued in the same manner as the Fund's assets, as described below, as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Fund upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes would be realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling (617) 482-2450.

     Loomis Sayles will not approve the acceptance of securities in exchange for shares of the Fund unless (1) Loomis Sayles, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund can be resold by the Fund without restriction under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise; and (3) the securities are eligible to be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of the Fund's shares may purchase additional Fund shares by the exchange of securities.

     Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time.

     Purchases of shares in the Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. The Trust reserves the right to reject any purchase order for any reason which the Trust in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Although the Trust does not anticipate that it will do so, the Trust reserves the right to suspend or change the terms of the offering of its shares.

     The price you pay will be the per share net asset value next calculated after a proper investment order is received by the Trust. Shares of the Fund are sold without any sales charge. The net asset value of the Fund's shares is calculated by dividing the Fund's net assets by the number of shares outstanding. Net asset value is calculated at least weekly and as of the close of the New York Stock Exchange (the "Exchange") on each day on which an order for purchase or redemption of Fund shares is received and on which the Exchange is open for unrestricted trading. Portfolio securities are valued at their market value as more fully described in the Statement of Additional Information.

                             HOW TO REDEEM SHARES

     The securities offered hereby have not been registered under the Securities Act or the securities laws of any state and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable.

     You can redeem your shares by sending a written request to the Trust.

     The written request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the written request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as trustee or custodian or on behalf of a partnership, corporation or other entity).

     The redemption price will be the net asset value per share next determined after the written redemption request is received by the Trust in proper form. The Trust usually requires additional documentation for the sale of shares by a corporation, partnership, agent or fiduciary, or a surviving joint owner. Contact the Trust by calling (617) 482-2450 for details.

     Proceeds resulting from a written redemption request will normally be mailed to you within seven days after receipt of your request in good order. If you purchased your shares by check and your check was deposited less than fifteen days prior to the redemption request, the Fund may withhold redemption proceeds until your check has cleared.

     Redemption proceeds may be made in money or in kind, or partly in money and partly in kind, as determined by the Trust.

     The Fund may suspend the right of redemption and may postpone payment for more than seven days when the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the SEC when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period permitted by the SEC for the protection of investors.

                DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

     Because the Fund is designed primarily for tax-exempt investors such as pension plans, endowments and foundations, the Fund is not managed with a view to reducing taxes. The Fund pays any net investment income to shareholders as dividends annually in December. The Fund also distributes all of its net realized capital gains after applying any capital loss carryovers. Any capital gain distributions are normally made annually in December, but may, to the extent permitted by law, be made more frequently as deemed advisable by the Trustees. The Trustees may change the frequency with which the Fund declares or pays dividends.

     Your dividends and capital gain distributions will automatically be reinvested in additional shares of the Fund on the payment date unless you have elected to receive cash. Dividends and capital gain distributions will be taxed as described below whether received in cash or in additional shares.

     The Fund intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. As such, so long as the Fund distributes substantially all its net investment income and net realized capital gains to its shareholders on a current basis, the Fund itself does not pay any federal income or excise tax. The Fund intends to make sufficient distributions to be relieved of federal taxes.

     Income dividends and short-term capital gain distributions are treated as ordinary income to you whether distributed in cash or additional shares. Long-term capital gain distributions are treated as long-term capital gains to you whether distributed in cash or additional shares and regardless of how long you have held your shares. However, any loss recognized by you on the taxable disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distribution you received with respect to the shares.

     The Fund is required to withhold 31% of redemption proceeds, income dividends and capital gain distributions it pays to you (1) if you do not provide a correct, certified taxpayer identification number, (2) if the Fund is notified that you have under reported income in the past, or (3) if you fail to certify to the Fund that you are not subject to such withholding.

     In January of each year, the Trust will send you a statement showing the federal tax status of dividends and distributions paid to you during the preceding year.

     The foregoing summarizes certain U.S. federal income tax consequences of investing in the Fund. Before investing, you should consult your own tax adviser for more information concerning the federal, state and local tax consequences of investing in, redeeming or exchanging Fund shares.



CUSTODIAN OF ASSETS                         INVESTMENT ADVISER
State Street Bank and Trust Company         Loomis, Sayles & Company, L.P.
Boston, Massachusetts  02102                One Financial Center
                                            Boston, Massachusetts  02111

                                                                      APPENDIX A

                      DESCRIPTION OF BOND RATINGS ASSIGNED
                            BY STANDARD & POOR'S AND
                        MOODY'S INVESTORS SERVICE, INC.


STANDARD & POOR'S
-----------------

                                      AAA

This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

                                       AA

Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

                                       A

Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

                                      BBB

Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

                                 BB, B, CCC, CC

Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                       C

The rating C is reserved for income bonds on which no interest is being paid.

                                       D

Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

MOODY'S INVESTORS SERVICE, INC.
-------------------------------

                                      Aaa

Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                       Aa

Bonds that are rated Aa are judged to be high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there are other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

                                       A

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

                                      Baa

Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

                                       Ba

Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                                       B

Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                                      Caa

Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                                       Ca

Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                                       C

Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

     1.  An application for rating was not received or accepted.

     2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

     3.  There is lack of essential data pertaining to the issue or issuer.

     4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1, Ba1 and B1, and those with the weakest investment attributes are designated by the symbols Aa3, A3, Baa3, Ba3 and B3.

                        LOOMIS SAYLES INVESTMENT TRUST

                     LOOMIS SAYLES MORTGAGE SECURITIES FUND

                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS  02111
                                 (617) 482-2450

                          PRIVATE PLACEMENT MEMORANDUM
                                  MAY 1, 1997

     The Loomis Sayles Investment Trust (the "Trust") is a group of nine mutual funds including the Loomis Sayles Mortgage Securities Fund (the "Fund"). The other series which are offered by the Trust and which are described in separate prospectuses or private placement memoranda are:

                 Loomis Sayles California Tax-Free Income Fund
                      Loomis Sayles Convertible Bond Fund
                      Loomis Sayles Core Fixed Income Fund
                         Loomis Sayles Core Growth Fund
                        Loomis Sayles Fixed Income Fund
                   Loomis Sayles High Yield Fixed Income Fund
             Loomis Sayles Intermediate Duration Fixed Income Fund
                Loomis Sayles Investment Grade Fixed Income Fund

     Except for the California Tax-Free Income Fund, the funds are designed specifically for tax-exempt investors such as pension plans, endowments and foundations, although other institutions and high net-worth individuals are eligible to invest. Each of the funds is separately managed and has its own investment objective and policies. Loomis, Sayles & Company, L.P. ("Loomis Sayles") is the investment adviser of each of the funds.

     This Private Placement Memorandum (the "Memorandum") concisely describes the information that you should know before investing in the Fund. Please read it carefully and keep it for future reference. A Statement of Additional Information dated May 1, 1997 is available free of charge; to obtain a free copy or to make any inquiries about the Fund, write to Loomis Sayles Investment Trust, One Financial Center, Boston, Massachusetts 02111 or telephone (617) 482-2450. The Statement of Additional Information, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated by reference into this Memorandum.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

    NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WHATEVER SHALL BE EMPLOYED IN THE OFFERING OF THESE SECURITIES EXCEPT FOR THIS MEMORANDUM AND SUCH SUPPLEMENTARY INFORMATION PREPARED BY THE FUND AND PRECEDED OR ACCOMPANIED BY THIS MEMORANDUM. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR TO PROVIDE ANY INFORMATION WITH RESPECT TO THESE SECURITIES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION. ANY SALES MADE HEREUNDER SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                    TABLE OF CONTENTS

THE TRUST......................................... 4

INVESTMENT OBJECTIVE AND POLICIES................. 4

MORE INFORMATION ABOUT THE FUND'S INVESTMENTS..... 5

THE FUND'S INVESTMENT ADVISER..................... 6

FUND EXPENSES..................................... 6

PORTFOLIO TRANSACTIONS............................ 7

HOW TO PURCHASE SHARES............................ 7

HOW TO REDEEM SHARES.............................. 8

DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES... 8

                                   THE TRUST

    The Fund is a series of the Trust. The other series are the Loomis Sayles California Tax-Free Income Fund, the Loomis Sayles Convertible Bond Fund, the Loomis Sayles Core Fixed Income Fund, the Loomis Sayles Core Growth Fund, the Loomis Sayles Fixed Income Fund, the Loomis Sayles High Yield Fixed Income Fund, the Loomis Sayles Intermediate Duration Fixed Income Fund and the Loomis Sayles Investment Grade Fixed Income Fund. The Trust is a diversified open-end management investment company which was organized as a Massachusetts business trust on December 23, 1993. The Trust is authorized to issue an unlimited number of full and fractional shares of beneficial interest in multiple series. Shares entitle shareholders to receive dividends as determined by the Trust's board of trustees (the "Trustees") and to cast a vote for each share held (with a fractional vote for each fractional share held) at shareholder meetings. Subject to the restrictions described under "How to Redeem Shares," the shares are freely transferable. The Trust does not generally hold shareholder meetings and will do so only when required by law. Shareholders may call meetings to consider removal of the Trustees.

                       INVESTMENT OBJECTIVE AND POLICIES

    The Fund's investment objective is high total investment return, consistent with prudent investment risk, through a combination of current income and capital appreciation.

    The Fund seeks to attain its objective by normally investing substantially all of its assets in high quality debt securities. It is a fundamental policy of the Fund that, during periods of normal market conditions, at least 65% of its net assets will be invested in mortgage securities. All issues will be rated at least BBB by Standard & Poor's or Baa by Moody's Investors Service, Inc. (or, if unrated, be of equivalent credit quality as determined by Loomis Sayles) at the time of purchase. Bonds of BBB or Baa quality have some speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. The Fund may continue to hold securities that are downgraded in quality subsequent to their purchase if, in the opinion of Loomis Sayles, it would be advantageous to do so. The Fund will seek to identify under-valued securities and sectors through quantitative and fundamental analysis.

    Some of the Fund's investment restrictions are "fundamental" and cannot be changed without a majority vote of the Fund's shareholders. Such restrictions include: (1) a restriction prohibiting the Fund from making loans; (2) a restriction prohibiting the Fund from borrowing money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, and from borrowing any money except as a temporary measure for extraordinary or emergency purposes; and (3) a restriction prohibiting the Fund from purchasing any illiquid security if more than 15% of the Fund's total assets would then be invested in such securities. For additional investment restrictions, see the Statement of Additional Information.

    Although authorized to invest in restricted securities, the Fund, as a matter of nonfundamental operating policy, currently does not intend to invest in such securities, other than Rule 144A securities. Rule 144A securities are privately offered securities that can be resold only to certain qualified institutional buyers. Rule 144A securities are treated as illiquid, unless Loomis Sayles has determined, under guidelines established by the Trustees, that the particular issue of Rule 144A securities is liquid.

    The investment objective of the Fund is "fundamental" and cannot be changed without a majority vote of the Fund's shareholders. All investment policies other than those that are identified as "fundamental" may be changed by the Trustees without a vote of the Fund's shareholders.

                 MORE INFORMATION ABOUT THE FUND'S INVESTMENTS

    The net asset value of the Fund's shares will vary as a result of changes in the value of securities in the Fund's portfolio. The following describes the types of securities in which the Fund will principally invest and the risks associated with them. Additional information about the Fund's investment practices can be found in the Statement of Additional Information.

FIXED INCOME SECURITIES
-----------------------

    The Fund may invest in fixed income securities of any maturity although under normal conditions it expects to maintain a duration within 2 years, more or less, of the Salomon Brothers mortgage index duration. Duration is the weighted average maturity of the present value of every interest and principal payment on a fixed income security. Fixed income securities pay a specified rate of interest. Because interest rates vary, it is impossible to predict the yield of the Fund for any particular period.

    Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments of principal and interest. Generally, the longer the maturity of a fixed income security, the greater the fluctuations in its value because of market and credit risk.

U.S. GOVERNMENT SECURITIES
--------------------------

    U.S. Government Securities have different kinds of government support. For example, some U.S. Government Securities, such as U.S. Treasury bonds, are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-sponsored enterprises are not supported by the full faith and credit of the United States.

    Although U.S. Government Securities generally do not involve the credit risks associated with other types of fixed income securities, the market values of U.S. Government Securities will fluctuate as interest rates change. Thus, for example, the value of an investment in a fund that holds U.S. Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities tend to be lower than those of other fixed income securities of comparable maturities.

    In addition to investing directly in U.S. Government Securities, the Fund may purchase certificates of accrual or similar instruments ("strips") evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Treasury securities. These instruments may be highly volatile.

MORTGAGE SECURITIES
-------------------

    Some U.S. Government Securities, such as Government National Mortgage Association Certificates, are known as "mortgage-backed" securities, representing interests in "pools" of mortgage loans secured by residential or commercial real property. Interest and principal payments on the mortgages underlying mortgage-backed U.S. Government Securities are passed through to the holders of the security. If the Fund purchases mortgage-backed securities at a discount or a premium, the Fund will recognize a gain or loss when the payments of principal, through prepayment or otherwise, are passed through to the Fund and, if the payment occurs in a period of falling interest rates, the Fund may not be able to reinvest the payment at as favorable an interest rate.

ZERO COUPON SECURITIES
----------------------

    The Fund may invest in "zero coupon" fixed income securities. These securities accrue interest at a specified rate, but do not pay interest in cash on a current basis. The Fund is required to distribute the income on zero-coupon securities to Fund shareholders as the income accrues, even though the Fund is not receiving the income in cash on a current basis. Thus the Fund may be forced to sell other investments to obtain cash to make income distributions at times when Loomis Sayles would not otherwise deem it advisable to do so. The market value of zero coupon securities is generally more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity.

WHEN-ISSUED SECURITIES
----------------------

    The Fund may purchase securities on a "when-issued" basis. This means that the Fund will enter into a commitment to buy the security before the security has been issued. The Fund's payment obligation and the interest rate on the security are determined when the Fund enters into the commitment. The security is typically delivered to the Fund 15 to 120 days later. No interest accrues on the security between the time the Fund enters into the commitment and the time the security is issued. If the value of the security being purchased falls between the time the Fund commits to buy it and the payment date, the Fund may sustain a loss. The risk of this loss is in addition to the Fund's risk of loss on the securities actually in its portfolio at the time. When the Fund buys a security on a when-issued basis, it is subject to the risk that market rates of interest will increase before the time the security is delivered, with the result that the yield on the security delivered to the Fund may be lower than the yield available on other, comparable securities at the time of delivery. If a Fund has outstanding obligations to buy when-issued securities, it will maintain liquid assets in a segregated account at its custodian bank in an amount sufficient to satisfy these obligations.

                         THE FUND'S INVESTMENT ADVISER

    The Fund's investment adviser is Loomis Sayles, One Financial Center, Boston, Massachusetts 02111. Founded in 1926, Loomis Sayles is one of the country's oldest and largest investment firms. Loomis Sayles's general partner is indirectly owned by New England Investment Companies, L.P. ("NEIC") a publicly traded limited partnership whose sole general partner is indirectly owned by Metropolitan Life Insurance Company.

    In addition to selecting and reviewing the Fund's investments, Loomis Sayles provides executive and other personnel for the management of the Fund. The Trustees supervise Loomis Sayles's conduct of the affairs of the Fund.

    The portfolio manager for the Fund is William J. Driscoll who has 11 years experience working with mortgage securities. Mr. Driscoll is a Vice President with Loomis Sayles and has been with Loomis Sayles since June 1994. He is a former Vice President at Merrill Lynch and Drexel Burnham and served as a mortgage specialist at Salomon Brothers.

    Loomis Sayles acts as the transfer agent and dividend-paying agent for the Fund.

                                 FUND EXPENSES

    Under the terms of its advisory agreement with the Fund, Loomis Sayles is entitled to an advisory fee at an annual rate of .40% of the Fund's average
monthly net assets.   However, Loomis Sayles has voluntarily undertaken, for an
indefinite period, to waive its advisory fee and/or bear Fund expenses to the extent necessary to ensure that the total expenses of the Fund do not exceed the annual rate of .55% of the Fund's average net assets.. Loomis Sayles may modify or terminate this arrangement at any time.

                             PORTFOLIO TRANSACTIONS

    Loomis Sayles selects brokers and dealers to execute portfolio transactions for the Fund. Portfolio turnover considerations will not limit Loomis Sayles's investment discretion in managing the Fund's assets. The Fund anticipates that its portfolio turnover rates will vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover may involve higher costs such as higher brokerage commissions and higher levels of taxable gains. See "Dividends, Capital Gain Distributions and Taxes" for information on the tax consequences of investing in the Fund.

                             HOW TO PURCHASE SHARES

    You may make an initial purchase of shares of the Fund by submitting a completed subscription agreement (attached hereto as Exhibit A) and payment to Loomis Sayles. Only clients of Loomis Sayles are eligible to invest in the Fund. By completing the subscription agreement, each investor will appoint Loomis Sayles as attorney in fact with full authority to redeem the investor's shares and have the proceeds therefrom remitted to the investor or his agent as soon as practicable after the investor ceases to be a client of Loomis Sayles.

    The minimum initial investment in the Fund is $3,000,000. Subsequent investments must be at least $50,000. The Trust reserves the right to waive these minimums in its sole discretion.

    Shares of the Fund may be purchased by exchange of (i) cash, (ii) securities on deposit with a custodian acceptable to Loomis Sayles or (iii) a combination of such securities and cash. Purchase of shares of the Fund in exchange for securities is subject in each case to the determination by Loomis Sayles that the securities to be exchanged are acceptable for purchase by the Fund. In all cases Loomis Sayles reserves the right to reject any particular investment. Securities accepted by Loomis Sayles in exchange for Fund shares will be valued in the same manner as the Fund's assets as described below as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Fund upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes would be realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling (617) 482-2450.

    Loomis Sayles will not approve the acceptance of securities in exchange for shares of the Fund unless (1) Loomis Sayles, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund can be resold by the Fund without restriction under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise; and (3) the securities are eligible to be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of the Fund's shares may purchase additional Fund shares by the exchange of securities.

    Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time.

    Purchases of shares in the Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. The Trust reserves the right to reject any purchase order for any reason which the Trust in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Although the Trust does not anticipate that it will do so, the Trust reserves the right to suspend or change the terms of the offering of its shares.

    The price you pay will be the per share net asset value next calculated after a proper investment order is received by the Trust. Shares of the Fund are sold without any sales charge. The net asset value of the Fund's shares is calculated by dividing the Fund's net assets by the number of shares outstanding. Net asset value is calculated weekly and as of the close of the New York Stock Exchange (the "Exchange") on each day on which an order for purchase or redemption of Fund shares is received and on which the Exchange is open for unrestricted trading. Portfolio securities are valued at their market value as more fully described in the Statement of Additional Information.

                              HOW TO REDEEM SHARES

    The securities offered hereby have not been registered under the Securities Act and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable.

    You can redeem your shares by sending a written request to the Trust.

    The written request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the written request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as trustee or custodian or on behalf of a partnership, corporation or other entity).

    The redemption price will be the net asset value per share next determined after the written redemption request is received by the Trust in proper form. The Trust usually requires additional documentation for the sale of shares by a corporation, partnership, agent or fiduciary, or a surviving joint owner. Contact the Trust by calling (617) 482-2450 for details.

    Proceeds resulting from a written redemption request will normally be mailed to you within seven days after receipt of your request in good order.

    Redemption proceeds may be made in money or in kind, or partly in money and partly in kind, as determined by the Trust.

    The Fund may suspend the right of redemption and may postpone payment for more than seven days when the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the SEC when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period permitted by the SEC for the protection of investors.

                DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

    Because the Fund is designed primarily for tax-exempt investors such as pension plans, endowments and foundations, the Fund is not managed with a view to reducing taxes. The Fund pays any net investment income to shareholders as dividends quarterly. Any capital gain distributions are normally made annually in December, but may, to the extent permitted by law, be made more frequently as deemed advisable by the Trustees. The Trustees may change the frequency with which the Fund declares or pays dividends. The Fund also distributes all of its net capital gains realized from the sale of portfolio securities.

    Your dividends and capital gain distributions will automatically be reinvested in additional shares of the Fund on the payment date unless you have elected to receive cash. Dividends and capital gain distributions will be taxed as described below whether received in cash or in additional shares.

    The Fund intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. As such, so long as the Fund distributes substantially all its net investment income and net capital gains to its shareholders, the Fund itself does not pay any federal income or excise tax. The Fund intends to make sufficient distributions to be relieved of federal taxes.

    Income dividends and short-term capital gain distributions are treated as ordinary income to you whether distributed in cash or additional shares. Long-term capital gain distributions are treated as long-term capital gains to you whether distributed in cash or additional shares and regardless of how long you have held your shares although any loss recognized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividend received with respect to the shares.

    The Fund is required to withhold 31% of redemption proceeds, taxable income dividends and capital gain distributions it pays to you (1) if you do not provide a correct, certified taxpayer identification number or fails to certify to the Fund that the shareholder is not subject to such withholding or (2) if the Fund is notified that the shareholder is subject to such withholding because, for example, the shareholder has underreported income in the past.

    In January of each year, the Trust will send you a statement showing the federal tax status of dividends and distributions paid to you during the preceding year.

    The foregoing summarizes certain U.S. federal income tax consequences of investing in the Fund. Before investing, you should consult your own tax adviser for more information concerning the federal, state and local tax consequences of investing in, redeeming or exchanging Fund shares.



CUSTODIAN OF ASSETS                          INVESTMENT ADVISER
State Street Bank and Trust Company          Loomis, Sayles & Company, L.P.
Boston, Massachusetts  02102                 One Financial Center
                                             Boston, Massachusetts  02111

                                                                      APPENDIX A

                      DESCRIPTION OF BOND RATINGS ASSIGNED
                            BY STANDARD & POOR'S AND
                        MOODY'S INVESTORS SERVICE, INC.


STANDARD & POOR'S
-----------------

                                      AAA

This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

                                       AA

Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

                                       A

Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

                                      BBB

Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

                                 BB, B, CCC, CC

Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                       C

The rating C is reserved for income bonds on which no interest is being paid.

                                       D

Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

MOODY'S INVESTORS SERVICE, INC.
-------------------------------

                                      AAA

Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                       AA

Bonds that are rated Aa are judged to be high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there are other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

                                       A

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

                                      BAA

Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

                                       BA

Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                                       B

Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                                      CAA

Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                                       CA

Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                                       C

Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1. An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3. There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1, Ba1 and B1, and those with the weakest investment attributes are designated by the symbols Aa3, A3, Baa3, Ba3 and B3.

                        LOOMIS SAYLES INVESTMENT TRUST

                      LOOMIS SAYLES CONVERTIBLE BOND FUND

                      STATEMENT OF ADDITIONAL INFORMATION

                                  May 1, 1997


     This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Private Placement Memorandum (the "Memorandum") of Loomis Sayles Convertible Bond Fund, a series of Loomis Sayles Investment Trust, dated May 1, 1997 and should be read in conjunction therewith. A copy of the Memorandum may be obtained from Loomis Sayles Investment Trust, One Financial Center, Boston, Massachusetts 02111.

                                 TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS............................  2

MANAGEMENT OF THE TRUST.....................................................  7

INVESTMENT ADVISORY AND OTHER SERVICES...................................... 10

PORTFOLIO TRANSACTIONS AND BROKERAGE........................................ 12

DESCRIPTION OF THE TRUST.................................................... 13

HOW TO BUY SHARES........................................................... 16

NET ASSET VALUE............................................................. 16

REDEMPTIONS................................................................. 17

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS................. 17

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

     The investment objective and policies of the Convertible Bond Fund (the "Fund"), a series of Loomis Sayles Investment Trust (the "Trust"), are summarized in the Memorandum under "Investment Objectives and Policies" and "More Information About the Fund's Investments." The investment policies of the Fund set forth in the Memorandum and in this Statement of Additional Information may be changed by Loomis, Sayles & Company, L.P. ("Loomis Sayles"), the Fund's investment adviser, subject to review and approval by the Trust's board of trustees (the "Trustees"), without shareholder approval except that the investment objective of the Fund as set forth in the Memorandum and any Fund policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of the Fund represented at a meeting at which at least 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     In addition to its investment objective and policies set forth in the Memorandum, the following investment restrictions are policies of the Fund (and those marked with an asterisk are fundamental policies of the Fund):

     The Fund will not:

     *(1) Act as underwriter, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     *(2) Invest in oil, gas or other mineral leases, rights or royalty contracts or in real estate, commodities or commodity contracts. (This restriction does not prevent the Fund from investing in issuers that invest or deal in the foregoing types of assets or from purchasing securities that are secured by real estate.)

     *(3) Make loans. (For purposes of this investment restriction, neither (i) entering into repurchase agreements nor (ii) purchasing bonds, futures, commercial paper, corporate and similar evidences of indebtedness, which are a part of an issue to the public, is considered the making of a loan.)

     *(4) Change its classification pursuant to Section 5(b) of the Investment
          Company Act of 1940, as amended (the "1940 Act") from a "diversified" to "non-diversified" management investment company.

     *(5) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes. The Fund's use of reverse repurchase agreements, "dollar roll" arrangements and other similar transactions shall not constitute borrowing by the Fund for purposes of this restriction.

     *(6) Purchase any illiquid security, including any security that is not readily marketable, if, as a result, more than 15% of the Fund's net assets (based on current value) would then be invested in such securities.

     *(7) Issue senior securities. (For the purposes of this restriction none of the following is deemed to be a senior security: any pledge, mortgage, hypothecation or other encumbrance of assets; any borrowing permitted by restriction (5) above; any collateral arrangements with respect to options, futures contracts and options on futures contracts and with respect to initial and variation margin; and the purchase or sale of or entry into options, forward contracts, futures contracts, options on futures contracts, swap contracts or any other derivative investments to the extent that Loomis Sayles determines that the Fund is not required to treat such investments as senior securities pursuant to the pronouncements of the Securities and Exchange Commission (the "SEC") or its staff.)

     *(8) Purchase any security (other than U.S. Government Securities) if, as a result, more than 25% of the Fund's total assets (taken at current value) would be invested in any one industry (in the utilities category, gas, electric, water and telephone companies will be considered as being in separate industries).

     The Fund intends, based on the views of the staff of the SEC, to restrict its investments, if any, in repurchase agreements maturing in more than seven days, together with other investments in illiquid securities, to the percentage permitted by restriction (6) above.

Portfolio Turnover
------------------

     Portfolio turnover considerations will not limit Loomis Sayles' investment discretion in managing the Fund's assets. The portfolio turnover rate of the Fund for the period from July 1, 1996, the date the Fund commenced operations, to December 31, 1996 was 34.8%. The Fund anticipates that its portfolio turnover rates will vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover rates involve higher costs such as higher brokerage commissions and higher levels of taxable gain. See "Portfolio Transactions and Brokerage" for a description of Loomis Sayles's brokerage practices and "Income Dividends, Capital Gain Distributions and Tax Status" for more information about the tax consequences of investing in the Fund.

U.S. Government Securities
--------------------------

     U.S. Government Securities include direct obligations of the U.S. Treasury, as well as securities issued or guaranteed by U.S. Government agencies, authorities and instrumentalities, including, among others, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Administration, the Resolution Funding Corporation, the Federal Farm Credit Banks, the Federal Home Loan Bank, the Tennessee Valley Authority, the Student Loan Marketing Association and the Small Business Administration. More detailed information about some of these categories of U.S. Government Securities follows.

     .    U.S. Treasury Bills - Direct obligations of the United States Treasury
          -------------------
which are issued in maturities of one year or less. No interest is paid on Treasury bills; instead, they are issued at a discount and repaid at full face value when they mature. They are backed by the full faith and credit of the U.S. Government.

     .    U.S. Treasury Notes and Bonds - Direct obligations of the United
          -----------------------------
States Treasury issued in maturities that vary between one and forty years, with interest normally payable every six months. They are backed by the full faith and credit of the U. S. Government.

     .    "Ginnie Maes" - Debt securities issued by a mortgage banker or other
          -------------
mortgagee which represents an interest in a pool of mortgages insured by the Federal Housing Administration or the Farmer's Home Administration or guaranteed by the Veterans Administration. The Government National Mortgage Association ("GNMA") guarantees the timely payment of principal and interest when such payments are due, whether or not these amounts are collected by the issuer of these certificates on the underlying mortgages. An assistant attorney general of the United States has rendered an opinion that the guarantee by GNMA is a general obligation of the United States backed by its full faith and credit. Mortgages included in single family or multi-family residential mortgage pools backing an issue of Ginnie Maes have a maximum maturity of up to 30 years. Scheduled payments of principal and interest are made to the registered holders of Ginnie Maes (such as the Fund) each month. Unscheduled prepayments may be made by homeowners, or as a result of a default. Prepayments are passed through to the registered holder of Ginnie Maes along with regular monthly payments of principal and interest.

     .    "Fannie Maes" - The Federal National Mortgage Association ("FNMA") is
          -------------
a government-sponsored corporation owned entirely by private stockholders that purchases residential mortgages from a list of approved seller/servicers.
Fannie Maes are pass-through securities issued by FNMA that are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U. S. Government.

     .    "Freddie Macs" - The Federal Home Loan Mortgage Corporation ("FHLMC")
          --------------
is a corporate instrumentality of the U. S. Government. Freddie Macs are participation certificates issued by FHLMC that represent an interest in residential mortgages from FHLMC's National Portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but Freddie Macs are not backed by the full faith and credit of the U. S. Government.

     As described in the Memorandum, U.S. Government Securities generally do not involve the credit risks associated with investments in other types of fixed-income securities, although, as a result, the yields available from U.S. Government Securities are generally lower than the yields available from corporate fixed-income securities. Like other fixed-income securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund's net asset value.

When-Issued Securities
----------------------

     As described in the Memorandum, the Fund may enter into agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. Such agreements might be entered into, for example, when the Fund anticipates a decline in interest rates and is able to obtain a more advantageous yield by committing currently to purchase securities to be issued later. When the Fund purchases securities in this manner (i.e. on a when-issued or delayed-delivery basis), it is required to create a segregated account with the Trust's custodian and to maintain in that account liquid assets in an amount equal to or greater than, on a daily basis, the amount of the Fund's when-issued or delayed-delivery commitments. The Fund will make commitments to purchase on a when-issued or delayed-delivery basis only securities meeting that Fund's investment criteria. The Fund may take delivery of these securities or, if it is deemed advisable as a matter of investment strategy, the Fund may sell these securities before the settlement date. When the time comes to pay for when-issued or delayed-delivery securities, the Fund will meet its obligations from then available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than the Fund's payment obligation).

Convertible Securities
----------------------

     Convertible securities include corporate bonds, notes or preferred stocks of U.S. or foreign issuers that can be converted into (that is, exchanged for) common stocks or other equity securities at a stated price or rate. The Fund may also invest in other securities that provide an opportunity for equity participation such as warrants. Because convertible securities can be converted into equity securities, their value will normally vary in some proportion with those of the underlying equity securities. Convertible securities usually provide a higher yield than the underlying equity security, however, so that when the price of the underlying equity security falls, the decline in the price of the convertible security may sometimes be less substantial than that of the underlying equity security. Due to the conversion feature, convertible securities generally yield less than nonconvertible securities of similar credit quality and maturity. The Fund's investment in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock at a specified date and conversion ratio, or that are convertible at the option of the issuer. Because conversion is not at the option of the holder, the Fund may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock has declined substantially.

Zero Coupon Bonds
-----------------

     Zero coupon bonds are debt obligations that do not entitle the holder to any periodic payments of interest either for the entire life of the obligations or for an initial period after the issuance of the obligations. Such bonds are issued and traded at discounts from their face amounts. The amount of the discount varies depending on such factors as the time remaining until maturity of the bonds, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon bonds generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon bonds having similar maturities and credit quality. In order to satisfy a requirement for qualification as a "regulated investment company" under the Internal Revenue Code (the "Code"), the Fund must distribute each year at least 90% of its net investment income, including the original issue discount accrued on zero coupon bonds. Because an investor investing in zero coupon bonds will not on a current basis receive cash payments from the issuer in respect of accrued original issue discount, the Fund may have to distribute cash obtained from other sources in order to satisfy the 90% distribution requirement under the Code. Such cash might be obtained from selling other portfolio holdings of the Fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Fund to sell such securities at such time.

Repurchase Agreements
---------------------

     The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash. Although the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U. S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

Rule 144A Securities
--------------------

     The Fund may purchase Rule 144A securities. These are privately offered securities that can be resold only to certain qualified institutional buyers. Rule 144A securities are treated as illiquid, unless Loomis Sayles has determined, under guidelines established by the Trustees, that a particular issue of Rule 144A securities is liquid. Under the guidelines, Loomis Sayles considers such factors as: (1) the frequency of trades and quotes for a security; (2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of marketplace trades therefor.

Common Stocks
-------------

     The Fund may invest up to 10% of its total assets in common stocks, usually as a result of warrants associated with debt instruments purchased by the Fund, but also under certain circumstances to seek capital appreciation.

                            MANAGEMENT OF THE TRUST

     The trustee and officers of the Trust and their principal occupations during the past five years are as follows:

DANIEL J. FUSS (63) -- President.  Executive Vice President and Director, Loomis
                       ---------
  Sayles.

MARK W. HOLLAND (47) -- Treasurer.  Vice President-Finance and Administration
                        ---------
  and Director, Loomis Sayles.

TIMOTHY J. HUNT (65) -- Trustee.  4 Dennett Road, Marblehead, Massachusetts.
                        -------
  Retired. Formerly, Vice President and Director of Fixed Income Research, Loomis Sayles.

ROBERT J.  BLANDING (49) -- Executive Vice President.  465 First Street West,
                            ------------------------
  Sonoma, California, President, Chairman, Director and Chief Executive Officer, Loomis Sayles.

WILLIAM F. CAMP (35) -- Vice President.  1533 North Woodward, Bloomfield Hills,
                        --------------
  Michigan.  Vice President, Loomis Sayles.  Formerly, Portfolio Manager,
  Kmart Corporation.

WILLIAM J. DRISCOLL (37) -- Vice President.  Vice President, Loomis Sayles.
                            --------------
   Formerly, Vice President, Merrill Lynch.

QUENTIN P. FAULKNER (58) -- Vice President.  Vice President, Loomis Sayles.
                            --------------

KATHLEEN C. GAFFNEY (35) -- Vice President.  Vice President, Loomis Sayles.
                            --------------

ROBERT K.  PAYNE (54) -- Vice President.  555 California Street, San Francisco,
                         --------------
   California. Vice President, Loomis Sayles.

ANTHONY J. WILKINS (55) -- Vice President.  Vice President and Director, Loomis
                           --------------
   Sayles.

JEFFREY L. MEADE (46) -- Vice President.  Chief Operating Officer, Executive
                         --------------
   Vice President and Director, Loomis Sayles.

JOHN F. YEAGER (33) -- Vice President.  Vice President, Loomis Sayles.  Formerly
                       --------------
   Vice President-Marketing, INVESCO Funds Group and Assistant Comptroller, INVESCO Capital Management.

SHEILA M. BARRY (51) -- Secretary.  Assistant General Counsel and Vice
                        ---------
   President, Loomis Sayles.  Formerly, Senior Counsel and Vice President, New
     England Funds, L.P.

     Previous positions during the past five years with Loomis Sayles are omitted, if not materially different from the positions listed. Except as indicated above, the address of each officer of the Trust affiliated with Loomis Sayles is One Financial Center, Boston, Massachusetts 02111.

     The Trust pays no compensation to its officers listed above who are interested persons of the Trust. Each Trustee who is not affiliated with Loomis Sayles is compensated at the rate of $10,000 per annum. No Trustee received compensation from any other investment company which is advised by Loomis Sayles or its affiliates or which holds itself out to investors as being related to the Trust.

                               COMPENSATION TABLE
                      for the year ended December 31, 1996

------------------------------------------------------------------------------------

(1)                    (2)             (3)              (4)               (5)
-----------------------------------------------------------------------------------
Name of Person,     Aggregate       Pension or        Estimated          Total
Position           Compensation     Retirement         Annual        Compensation
                    from Trust       Benefits       Benefits Upon   from Trust and
                                    Accrued as       Retirement      Fund Complex
                                       Part                         Paid to Trustee
                                     of Fund
                                     Expenses

-----------------------------------------------------------------------------------
Timothy J.                 $625               $ 0             $ 0              $625
Hunt, Trustee
-----------------------------------------------------------------------------------

     As of the date hereof, the Trustees and officers as a group owned less than 1% of the outstanding shares of the Fund.

          As of March 27, 1997, Rohm and Haas Pension Plan might be deemed to control the Fund because it possessed beneficial ownership, either directly or indirectly, of more than 25% of the Fund's shares. The following table sets forth the name, address and percentage ownership of each holder of 5% or more of the Fund's outstanding voting securities as of March 27, 1997:

                                                          Percentage of
        Shareholder                     Address            Shares Held
----------------------------  ---------------------------  ------------

Rohm and Haas Pension Plan    100 Independence Mall West            68%
                              Philadelphia, PA 19106-2399
----------------------------------------------------------------------
The Community Investment      55 East Fifth Street                  13%
 Group                        600 Norwest Center
                              Saint Paul, Minnesota 55101

----------------------------------------------------------------------
F.R. Bigelow Foundation       55 East Fifth Street                  19%
                              600 Norwest Center
                              Saint Paul, Minnesota 55101
----------------------------------------------------------------------

                    INVESTMENT ADVISORY AND OTHER SERVICES

          Advisory Agreement.  Loomis Sayles serves as investment adviser to the
          ------------------
Fund under an advisory agreement with the Trust dated August 30, 1996. Under the advisory agreement, Loomis Sayles manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to supervision by the Trustees. Loomis Sayles furnishes, at its own expense, all necessary office space, office supplies, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the advisory agreement provides that the Fund shall pay Loomis Sayles a monthly investment advisory fee at the annual rate of .50% of the Fund's average weekly net assets. Loomis Sayles has voluntarily agreed, for an indefinite period, to charge no advisory fee. Loomis Sayles may modify or terminate this arrangement at any time, subject to prior notice to shareholders.

          As described in the Memorandum, Loomis Sayles has voluntarily undertaken for an indefinite period to limit the Fund's total operating expenses. These arrangements may be modified or terminated by Loomis Sayles at any time, subject to prior notice to shareholders.

          During the 1996 fiscal period (July 1, 1996 to December 31, 1996), Loomis Sayles earned the following amount of investment advisory fees from the Fund and waived the following amount of fees for the Fund:


               Period          Advisory Fees     Fee Waivers
               ------          -------------     -----------

                1996            $13,171.31       $13,171.31


          The advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i by the Trustees or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons" of the Trust or Loomis Sayles, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the advisory agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.

          The advisory agreement may be terminated without penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice to Loomis Sayles, or by Loomis Sayles upon ninety days' written notice to the Trust, and terminates automatically in the event of its assignment, as that term is defined in the 1940 Act.

In addition, the agreement will automatically terminate if the Trust or the Fund shall at any time be required by Loomis Sayles to eliminate all reference to the words "Loomis" or "Sayles" in the name of the Trust or the Fund, unless the continuance of the agreement after such change of name is approved by a majority of the outstanding voting securities of the Fund and by a majority of the Trustees who are not interested persons of the Trust or Loomis Sayles, cast in person at a meeting called for the purpose of voting on such approval.

          The advisory agreement provides that Loomis Sayles shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

          Loomis Sayles acts as investment adviser to the eleven series of the Loomis Sayles Funds, each a series of a registered open-end diversified management investment company. Loomis Sayles acts as investment adviser or sub-adviser to New England Star Advisers Fund, New England Value Fund, New England Capital Growth Fund, New England Balanced Fund, and New England Strategic Income Fund, which are series of New England Funds Trust I, a registered open-end management investment company, one series of New England Funds Trust III, a registered open-end management investment company and to the Avanti Growth Series, the Balanced Series and the Small Cap Series of New England Zenith Funds, which is also a registered open-end management investment company.
Loomis Sayles also provides investment advice to numerous other corporate and fiduciary clients.

          Loomis Sayles's sole general partner is Loomis Sayles & Company, Inc., which is a wholly-owned subsidiary of NEIC Holdings, Inc., a wholly-owned subsidiary of New England Investment Companies, L.P. ("NEIC"). NEIC's sole general partner is New England Investment Companies, Inc., which is a wholly-owned subsidiary of Met Life New England Holdings, Inc., a wholly-owned subsidiary of Metropolitan Life Insurance Company.

          Officers of the Trust who hold positions with Loomis Sayles are listed under "Management of the Trust" in this Statement of Additional Information. Certain officers of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by Loomis Sayles. The other investment companies and clients sometimes invest in securities in which the Fund also invests. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the Trustees that the desirability of retaining Loomis Sayles as investment adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

          Loomis Sayles acts as the transfer agent and dividend-paying agent for the Fund. Loomis Sayles currently receives no additional compensation for such services.

          Custodial Arrangements.  State Street Bank and Trust Company ("State
          ----------------------
Street"), Boston, Massachusetts 02102, is the Trust's custodian. As such, State Street holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities held in book entry form belonging to the Fund. Upon instruction, State Street receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. State Street also maintains certain accounts and records of the Fund and calculates the total net asset value, total net income and net asset value per share of each Fund on a daily basis.

          Independent Accountants.  The Fund's independent accountants are
          -----------------------
Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), One Post Office Square, Boston, Massachusetts 02109. Coopers & Lybrand conducts an annual audit of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns and consults with the Fund as to matters of accounting and federal and state income taxation.


                      PORTFOLIO TRANSACTIONS AND BROKERAGE

          In placing orders for the purchase and sale of portfolio securities for the Fund, Loomis Sayles always seeks the best price and execution. Transactions are carried out through broker-dealers who make the primary market for securities unless, in the judgment of Loomis Sayles, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

          Loomis Sayles selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce the best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid for a transaction. However, the Fund will only pay commissions that Loomis Sayles believes to be competitive with generally prevailing rates. Loomis Sayles will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Fund will not pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker which do not contribute to the best price and execution of the transaction.

          Receipt of research services from brokers may sometimes be a factor in selecting a broker which Loomis Sayles believes will provide the best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Loomis Sayles's expenses. Such services may be used by Loomis Sayles in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

          The following table sets forth for the 1996 fiscal period (July 1, 1996 through December 31, 1996) (1) the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period, (2) the dollar amount of transactions on which commissions were paid during such periods that were directed to brokers providing research services ("directed transactions") and (3) the dollar amount of commissions paid on directed transactions during such period:


            (1)            (2)            (3)
          Aggregate                    Commissions
          Brokerage     Directed       On Directed
          Commissions   Transactions   Transactions
Period       ($)           ($)            ($)
--------  -----------   ------------   ------------
1996         $ 0            $ 0            $ 0


                            DESCRIPTION OF THE TRUST

          The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of The Commonwealth of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated December 23, 1993.

          The Declaration of Trust currently permits the Trustees to issue an unlimited number of full and fractional shares of each series. Each share of the Fund represents an equal proportionate interest in the Fund with each other share of the Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund. The shares of the Fund do not have any preemptive rights. Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

          The assets received by the Fund
for the issue or sale of its shares
and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund. The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular series of the Trust are allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of the Fund, certain expenses may be legally chargeable against the assets of all series.

          The Declaration of Trust also permits the Trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Trustees may designate. While the Trustees have no current intention to subdivide any series of shares into classes, this flexibility is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "fund").

          The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or the Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust or the Fund, respectively. The Declaration of Trust further provides that the Trustees may also terminate the Trust or the Fund upon written notice to the shareholders.
As a matter of policy, however, the Trustees will not terminate the Trust or the Fund without submitting the matter to a vote of the shareholders of the Trust or the Fund, respectively.

Voting Rights
-------------

          As summarized in the Memorandum, shareholders are entitled to one vote for each full share held (with a fractional vote for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

          The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be adversely affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote for each series or sub-series shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters exclusively affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of Trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in investment policies of that series or the approval of the investment advisory agreement relating to that series. Voting rights are not cumulative.

          There will normally be no meetings of shareholders for the purpose of electing Trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

          Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

                Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees.

          No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Trustees may designate.

Shareholder and Trustee Liability
---------------------------------

          Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

          The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust. No officer or Trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                               HOW TO BUY SHARES

          The procedures for purchasing shares of the Fund and for determining the offering price of such shares are summarized in the Memorandum under "How to Purchase Shares."

                                NET ASSET VALUE

          The net asset value of the shares of the Fund is determined by dividing the Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made weekly and as of the close of regular trading on the New York Stock Exchange (the "Exchange") on any day on which an order for purchase or redemption of the Fund's shares is received and on which the Exchange is open for unrestricted trading. During the twelve months following the date of this Statement of Additional Information, the Exchange is expected to be closed on the following weekdays: Memorial Day as observed, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, New Year's Day, Presidents' Day and Good Friday. Long-term debt securities are valued by a pricing service, which determines valuations of normal institutional-size trading units of long-term debt securities. Such valuations are determined using methods based on market transactions for comparable securities and on various relationships among securities that are generally recognized by institutional traders. Other securities for which current market quotations are not available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the Trustees, although the actual calculations may be made by persons acting pursuant to the direction of the Trustees.

                                  REDEMPTIONS

          The procedures for redemption of Fund shares are summarized in the Memorandum under "How to Redeem Shares."

          The redemption price will be the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form. Proceeds resulting from a written redemption request will normally be mailed to you within seven days after receipt of your request in good order. In those cases where you have recently purchased your shares by check and your check was received less than fifteen days prior to the redemption request, the Fund may withhold redemption proceeds until your check has cleared.

          The Fund will normally redeem shares for cash; however, the Fund reserves the right to pay the redemption price wholly or partly in kind if the Trustees determine it to be advisable in the interest of the remaining shareholders. If portfolio securities are distributed in lieu of cash, the shareholder will normally incur brokerage commissions upon subsequent disposition of any such securities.

          A redemption constitutes a sale of the shares for federal income tax purposes on which the investor may realize a long- or short-term capital gain or loss. See "Income Dividends, Capital Gain Distributions and Tax Status."

          INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

          As described in the Memorandum under "Dividends, Capital Gain Distributions and Taxes," it is the policy of the Fund to pay its shareholders annually, as dividends, substantially all of the Fund's net investment income and to distribute to its shareholders annually substantially all net realized capital gains, if any, after offset by any capital loss carryovers.

          Income dividends and capital gain distributions are payable in full and fractional shares of the Fund based upon the net asset value determined as of the close of regular trading on the Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their income dividends or capital gain distributions, or both, in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for an election to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

          As required by federal law, information concerning the federal tax status of distributions from the Fund will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

          The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Code. In order so to qualify, the Fund must, among other things: (i) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies; (ii) derive less than 30% of its gross income from gains from the sale or other disposition of securities held for less than three months; (iii) distribute each year at least 90% of its dividend, interest and certain other income; and (iv) at the end of each fiscal quarter hold at least 50% of the value of its total assets in cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that represent, with respect to each issuer, no more than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and no more than 25% of the value of its total assets in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses. To the extent the Fund qualifies for treatment as a regulated investment company, it will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

          A nondeductible excise tax will be imposed at the rate of 4% on the excess, if any, of the Fund's "required distribution" over its actual distributions in any calendar year. Generally, the "required distribution" is 98% of the Fund's ordinary income for the calendar year plus 98% of its capital gain net income realized during the one-year period ending on October 31 (or December 31, if the Fund is permitted to so elect and so elects) plus undistributed amounts from prior years. The Fund intends to make distributions sufficient to avoid imposition of the excise tax. Dividends and distributions declared by a Fund during October, November or December to shareholders of record on a date in any such month and paid by the Fund during the following January will be treated for federal tax purposes as paid by the Fund and received by shareholders on December 31 of the year in which declared.

          Dividends and distributions on Fund shares received shortly after their purchase, although economically a return of capital, are subject to federal income taxes as described herein and in the Memorandum to the extent the dividends and distributions do not exceed the Fund's current and accumulated earnings and profits.

          Redemptions and exchanges of the Fund's shares are taxable events and, accordingly, shareholders may realize gains and losses on these transactions.
If shares have been held for more than one year, gain or loss realized will generally be long-term capital gain or loss, and will otherwise be short-term capital gain or loss. However, if a shareholder sells Fund shares at a loss within six months after purchasing the shares, the loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder. Furthermore, all or a portion of any loss will be disallowed on the taxable disposition of Fund shares if the shareholder acquires other shares of the same Fund within 30 days before or after the disposition.

          The Fund's transactions in foreign currency-denominated debt securities may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

          The foregoing is a general and abbreviated summary of the applicable provisions of the Code and the regulations thereunder currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action, respectively.

          Dividends and distributions also may be subject to state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state or local taxes.

                              FINANCIAL STATEMENTS

          The financial statements and related notes of the Fund and the "Report of Independent Accountants" included in the Fund's 1996 Annual Report are incorporated herein by reference to such Annual Report. Copies of such Annual Report are available without charge upon request by writing Loomis Sayles, One Financial Center, Boston, Massachusetts 02111 or telephoning (617) 482-2450.

                        LOOMIS SAYLES INVESTMENT TRUST

                     LOOMIS SAYLES MORTGAGE SECURITIES FUND

                      STATEMENT OF ADDITIONAL INFORMATION

                                  May 1, 1997



This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Private Placement Memorandum (the "Memorandum") of Loomis Sayles Mortgage Securities Fund, a series of Loomis Sayles Investment Trust, dated May 1, 1997 and should be read in conjunction therewith. A copy of the Memorandum may be obtained from Loomis Sayles Investment Trust, One Financial Center, Boston, Massachusetts 02111.

                               TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS..............  2

MANAGEMENT OF THE TRUST.......................................  6

INVESTMENT ADVISORY AND OTHER SERVICES........................  8

PORTFOLIO TRANSACTIONS AND BROKERAGE.......................... 11

DESCRIPTION OF THE TRUST...................................... 12

HOW TO BUY SHARES............................................. 15

NET ASSET VALUE............................................... 15

REDEMPTIONS................................................... 15

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND
  TAX STATUS.................................................. 16

FINANCIAL STATEMENTS.......................................... 18


                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

     The investment objective and policies of the Mortgage Securities Fund (the "Fund"), a series of Loomis Sayles Investment Trust (the "Trust"), are summarized in the Private Placement Memorandum (the "Memorandum") under "Investment Objectives and Policies" and "More Information About the Fund's Investments." The investment policies of the Fund set forth in the Memorandum and in this Statement of Additional Information may be changed by Loomis, Sayles & Company, L.P. ("Loomis Sayles"), the Fund's investment adviser, subject to review and approval by the Trust's Board of Trustees (the "Trustees"), without shareholder approval except that the investment objective of the Fund as set forth in the Memorandum and any Fund policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of the Fund represented at a meeting at which at least 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     In addition to its investment objective and policies set forth in the Memorandum, the following investment restrictions are policies of the Fund (and those marked with an asterisk are fundamental policies of the Fund):

     The Fund will not:

     *(1) Act as underwriter, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     *(2) Invest in oil, gas or other mineral leases, rights or royalty contracts or in real estate, commodities or commodity contracts. (This restriction does not prevent the Fund from investing in issuers that invest or deal in the foregoing types of assets or from purchasing securities that are secured by real estate.)

     *(3) Make loans. (For purposes of this investment restriction, neither (i) entering into repurchase agreements nor (ii) purchasing bonds, futures, commercial paper, corporate and similar evidences of indebtedness, which are a part of an issue to the public, is considered the making of a loan.)

     *(4) Change its classification pursuant to Section 5(b) of the Investment
          Company Act of 1940, as amended (the "1940 Act") from a "diversified" to "non-diversified" management investment company.

     *(5) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes. The Fund's use of reverse repurchase agreements, "dollar roll" arrangements and other similar transactions shall not constitute borrowing by the Fund for purposes of this restriction.

     *(6) Purchase any illiquid security, including any security that is not readily marketable, if, as a result, more than 15% of the Fund's net assets (based on current value) would then be invested in such securities.

     *(7) Issue senior securities. (For the purposes of this restriction none of the following is deemed to be a senior security: any pledge, mortgage, hypothecation or other encumbrance of assets; any borrowing permitted by restriction (5) above; any collateral arrangements with respect to options, futures contracts and options on futures contracts and with respect to initial and variation margin; and the purchase or sale of or entry into options, forward contracts, futures contracts, options on futures contracts, swap contracts or any other derivative investments to the extent that Loomis Sayles determines that the Funds are not required to treat such investments as senior securities pursuant to the pronouncements of the Securities and Exchange Commission (the "SEC") or its staff.)

     *(8) Purchase any security (other than U.S. Government Securities) if, as a result, more than 25% of the Fund's total assets (taken at current value) would be invested in any one industry (in the utilities category, gas, electric, water and telephone companies will be considered as being in separate industries). Tax-exempt securities issued by governments or political subdivisions of governments are not subject to this restriction, since such issuers are not members of any industry.

     The Fund intends, based on the views of the staff of the SEC, to restrict its investments, if any, in repurchase agreements maturing in more than seven days, together with other investments in illiquid securities, to the percentage permitted by restriction (6) above.

Portfolio Turnover
------------------

     Portfolio turnover considerations will not limit Loomis Sayles's investment discretion in managing the Fund's assets. The portfolio turnover rates of the Fund for 1996 and the period from August 1, 1995, the date the Fund commenced operations, to December 31, 1995 were 152.2% and 133.2%, respectively. The Fund anticipates that its portfolio turnover rates will vary significantly from time to time depending on the volatility of economic and market conditions.

High portfolio turnover rates involve higher costs such as higher brokerage commissions and higher levels of taxable gain. See "Portfolio Transactions and Brokerage" for a description of Loomis Sayles's brokerage practices and "Income Dividends, Capital Gain Distributions and Tax Status" for more information about the tax consequences of investing in the Fund.

U.S. Government Securities
--------------------------

     U.S. Government Securities include direct obligations of the U.S. Treasury, as well as securities issued or guaranteed by U.S. Government agencies, authorities and instrumentalities, including, among others, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Administration, the Resolution Funding Corporation, the Federal Farm Credit Banks, the Federal Home Loan Bank, the Tennessee Valley Authority, the Student Loan Marketing Association and the Small Business Administration. More detailed information about some of these categories of U.S. Government Securities follows.

     .    U.S. Treasury Bills - Direct obligations of the United States Treasury
          -------------------
which are issued in maturities of one year or less. No interest is paid on Treasury bills; instead, they are issued at a discount and repaid at full face value when they mature. They are backed by the full faith and credit of the U.
S. Government.

     .    U.S. Treasury Notes and Bonds - Direct obligations of the United
          -----------------------------
States Treasury issued in maturities that vary between one and forty years, with interest normally payable every six months. They are backed by the full faith and credit of the U. S. Government.

     .    "Ginnie Maes" - Debt securities issued by a mortgage banker or other
          -------------
mortgagee which represents an interest in a pool of mortgages insured by the Federal Housing Administration or the Farmer's Home Administration or guaranteed by the Veterans Administration. The Government National Mortgage Association ("GNMA") guarantees the timely payment of principal and interest when such payments are due, whether or not these amounts are collected by the issuer of these certificates on the underlying mortgages. An assistant attorney general of the United States has rendered an opinion that the guarantee by GNMA is a general obligation of the United States backed by its full faith and credit. Mortgages included in single family or multi-family residential mortgage pools backing an issue of Ginnie Maes have a maximum maturity of up to 30 years. Scheduled payments of principal and interest are made to the registered holders of Ginnie Maes (such as the Fund) each month. Unscheduled prepayments may be made by homeowners, or as a result of a default. Prepayments are passed through to the registered holder of Ginnie Maes along with regular monthly payments of principal and interest.

     .    "Fannie Maes" - The Federal National Mortgage Association ("FNMA") is
          -------------
a government-sponsored corporation owned entirely by private stockholders that purchases residential mortgages from a list of approved seller/servicers. Fannie Maes are pass-through securities issued by FNMA that are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.
S. Government.

     .    "Freddie Macs" - The Federal Home Loan Mortgage Corporation ("FHLMC")
          --------------
is a corporate instrumentality of the U. S. Government. Freddie Macs are participation certificates issued by FHLMC that represent an interest in residential mortgages from FHLMC's National Portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but Freddie Macs are not backed by the full faith and credit of the U. S. Government.

     As described in the Memorandum, U.S. Government Securities generally do not involve the credit risks associated with investments in other types of fixed-income securities, although, as a result, the yields available from U.S. Government Securities are generally lower than the yields available from corporate fixed-income securities. Like other fixed-income securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund's net asset value.

When-Issued Securities
----------------------

     As described in the Memorandum, the Fund may enter into agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. Such agreements might be entered into, for example, when the Fund anticipates a decline in interest rates and is able to obtain a more advantageous yield by committing currently to purchase securities to be issued later. When the Fund purchases securities in this manner (i.e. on a when-issued or delayed-delivery basis), it is required to create a segregated account with the Trust's custodian and to maintain in that account liquid assets in an amount equal to or greater than, on a daily basis, the amount of the Fund's when-issued or delayed-delivery commitments. The Fund will make commitments to purchase on a when-issued or delayed-delivery basis only securities meeting that Fund's investment criteria. The Fund may take delivery of these securities or, if it is deemed advisable as a matter of investment strategy, the Fund may sell these securities before the settlement date. When the time comes to pay for when-issued or delayed-delivery securities, the Fund will meet its obligations from then available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than the Fund's payment obligation).

Zero Coupon Bonds
-----------------

     Zero coupon bonds are debt obligations that do not entitle the holder to any periodic payments of interest either for the entire life of the obligations or for an initial period after the issuance of the obligations. Such bonds are issued and traded at discounts from their face amounts. The amount of the discount varies depending on such factors as the time remaining until maturity of the bonds, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon bonds generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon bonds having similar maturities and credit quality. In order to satisfy a requirement for qualification as a "regulated investment company" under the Internal Revenue Code (the "Code"), the Fund must distribute each year at least 90% of its net investment income, including the original issue discount accrued on zero coupon bonds. Because an investor investing in zero coupon bonds will not on a current basis receive cash payments from the issuer in respect of accrued original issue discount, the Fund may have to distribute cash obtained from other sources in order to satisfy the 90% distribution requirement under the Code. Such cash might be obtained from selling other portfolio holdings of the Fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Fund to sell such securities at such time.

Repurchase Agreements
---------------------

     The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash. Although the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U. S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

                            MANAGEMENT OF THE TRUST

     The trustee and officers of the Trust and their principal occupations during the past five years are as follows:


DANIEL J. FUSS (63) -- President.  Executive Vice President and Director, Loomis
                       ---------
Sayles.

MARK W. HOLLAND (47) -- Treasurer.  Vice President-Finance and Administration
                        ---------
     and Director, Loomis Sayles.

TIMOTHY J. HUNT (65) -- Trustee.  4 Dennett Road, Marblehead, Massachusetts.
                        -------
     Retired. Formerly, Vice President and Director of Fixed Income Research, Loomis Sayles.

ROBERT J.  BLANDING (49) -- Executive Vice President.  465 First Street West,
                            ------------------------
     Sonoma, California. President, Chairman, Director and Chief Executive Officer, Loomis Sayles.

WILLIAM F. CAMP (35) -- Vice President.  1533 North Woodward, Bloomfield Hills,
                        --------------
     Michigan. Vice President, Loomis Sayles. Formerly, Portfolio Manager, Kmart Corporation.

WILLIAM J. DRISCOLL (37) -- Vice President.  Vice President, Loomis Sayles.
                            --------------
     Formerly, Vice President, Merrill Lynch.

QUENTIN P. FAULKNER (58) -- Vice President.  Vice President, Loomis Sayles.
                            --------------

KATHLEEN C. GAFFNEY (35) -- Vice President.  Vice President, Loomis Sayles.
                            --------------

ROBERT K.  PAYNE (54) -- Vice President.  555 California Street, San Francisco,
                         --------------
     California. Vice President, Loomis Sayles.

ANTHONY J. WILKINS (55) -- Vice President.  Vice President and Director, Loomis
                           --------------
Sayles.

JEFFREY L. MEADE (46) -- Vice President.  Chief Operating Officer, Executive
                         --------------
     Vice President and Director, Loomis Sayles.

JOHN F. YEAGER (33) -- Vice President.  Vice President, Loomis Sayles.  Formerly
                       --------------
     Vice President-Marketing, INVESCO Funds Group and Assistant Comptroller, INVESCO Capital Management.

SHEILA M. BARRY (51) -- Secretary.  Assistant General Counsel and Vice
                        ---------
     President, Loomis Sayles. Formerly, Senior Counsel and Vice President, New England Funds, L.P.

     Previous positions during the past five years with Loomis Sayles are omitted, if not materially different from the positions listed. Except as indicated above, the address of each officer of the Trust affiliated with Loomis Sayles is One Financial Center, Boston, Massachusetts 02111.

     The Trust pays no compensation to its officers listed above who are interested persons of the Trust. Each Trustee who is not affiliated with Loomis Sayles is compensated at the rate of $10,000 per annum. No Trustee received compensation from any other investment company which is advised by Loomis Sayles or its affiliates or which holds itself out to investors as being related to the Trust.

                                 COMPENSATION TABLE
                      for the year ended December 31, 1996

------------------------------------------------------------------------------------


     (1)               (2)              (3)             (4)              (5)
Name of Person,     Aggregate       Pension or       Estimated          Total
Position           Compensation     Retirement         Annual        Compensation
                    from Trust       Benefits       Benefits Upon   from Trust and
                                    Accrued as       Retirement      Fund Complex
                                       Part                         Paid to Trustee
                                     of Fund
                                     Expenses
------------------------------------------------------------------------------------
Timothy J.           $1,439            $ 0             $ 0              $1,439
 Hunt, Trustee
-----------------------------------------------------------------------------------


          As of the date hereof, the Trustees and officers as a group owned less than 1% of the outstanding shares of the Fund.

          As of March 27, 1997, the Massachusetts Teachers' and Employees' Retirement System Trust might be deemed to control the Fund because it possessed beneficial ownership, either directly or indirectly, of more than 25% of the Fund's shares. The following table sets forth the name, address and percentage ownership of each holder of 5% or more of the Fund's outstanding voting securities as of March 27, 1997:

                                                                  Percentage of
             Shareholder                        Address            Shares Held
-------------------------------------  --------------------------  ------------

Massachusetts Teachers' and            One Ashburton Place            89%
 Employees' Retirement System Trust    12th Floor
                                       Boston, MA  02108

Rohm and Haas Pension Plan             100 Independence Mall West     11%
                                       Philadelphia, PA  19106

                     INVESTMENT ADVISORY AND OTHER SERVICES

     Advisory Agreement.  Loomis Sayles serves as investment adviser to the Fund
     ------------------
under an advisory agreement with the Trust dated August 30, 1996. Under the advisory agreement, Loomis Sayles manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to supervision by the Trustees. Loomis Sayles furnishes, at its own expense, all necessary office space, office supplies, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the advisory agreement provides that the Fund shall pay Loomis Sayles a monthly investment advisory fee at the annual rate of .40% of the Fund's average weekly net assets. As described in the Prospectus, Loomis Sayles has voluntarily undertaken for an indefinite period to limit the Fund's total operating expenses. Loomis Sayles may modify or terminate this arrangement at any time subject to prior notice to shareholders.

          During the 1995 fiscal period (August 31, 1995 to December 31, 1995) and the 1996 fiscal year, Loomis Sayles earned the following amounts of investment advisory fees from the Fund and waived the following amounts of fees for the Fund:

Period         Advisory Fees  Fee Waivers
-------------  -------------  ------------

1995             $ 75,514.80   $ 75,514.80
1996             $282,591.23   $282,591.23


          The advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons" of the Trust or Loomis Sayles, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the advisory agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.

          The advisory agreement may be terminated without penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice to Loomis Sayles, or by Loomis Sayles upon ninety days' written notice to the Trust, and it terminates automatically in the event of its assignment, as that term is defined in the 1940 Act. In addition, the agreement will automatically terminate if the Trust or the Fund shall at any time be required by Loomis Sayles to eliminate all reference to the words "Loomis" or "Sayles" in the name of the Trust or the Fund, unless the continuance of the agreement after such change of name is approved by a majority of the outstanding voting securities of the Fund and by a majority of the Trustees who are not interested persons of the Trust or Loomis Sayles, cast in person at a meeting called for the purpose of voting on such approval.

          The advisory agreement provides that Loomis Sayles shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

          Loomis Sayles acts as investment adviser to the eleven series of the Loomis Sayles Funds, each a series of a registered open-end diversified management investment company. Loomis Sayles acts as investment adviser or sub-adviser to New England Star Advisers Fund, New England Value Fund, New England Capital Growth Fund, New England Balanced Fund and New England Strategic Income Fund, which are series of New England Funds Trust I, a registered open-end management investment company, one series of New England Funds Trust III, a registered open-end management investment company and to the Avanti Growth Series, the Balanced Series, and the Small Cap Series of New England Zenith Funds, which is also a registered open-end management investment company. Loomis Sayles also provides investment advice to numerous other corporate and fiduciary clients.

          Loomis Sayles's sole general partner is Loomis Sayles & Company, Inc., which is a wholly-owned subsidiary of NEIC Holdings, Inc., a wholly-owned subsidiary of New England Investment Companies, L.P. ("NEIC"). NEIC's sole general partner is New England Investment Companies, Inc., which is a wholly-owned subsidiary of Met Life New England Holdings, Inc., a wholly-owned subsidiary of Metropolitan Life Insurance Company.

          Officers of the Trust who hold positions with Loomis Sayles are listed under "Management of the Trust" in this Statement of Additional Information. Certain officers of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by Loomis Sayles. The other investment companies and clients sometimes invest in securities in which the Fund also invests. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the Trustees that the desirability of retaining Loomis Sayles as investment adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

          Loomis Sayles acts as the transfer agent and dividend-paying agent for the Fund. Loomis Sayles currently receives no additional compensation for such services.

          Custodial Arrangements.  State Street Bank and Trust Company ("State
          ----------------------
Street"), Boston, Massachusetts 02102, is the Trust's custodian. As such, State Street holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities held in book entry form belonging to the Fund. Upon instruction, State Street receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. State Street also maintains certain accounts and records of the Fund and calculates the total net asset value, total net income and net asset value per share of each Fund on a daily basis.

          Independent Accountants.  The Fund's independent accountants are
          -----------------------
Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), One Post Office Square, Boston, Massachusetts 02109. Coopers & Lybrand conducts an annual audit of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns and consults with the Fund as to matters of accounting and federal and state income taxation.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

          In placing orders for the purchase and sale of portfolio securities for the Fund, Loomis Sayles always seeks the best price and execution. Transactions are carried out through broker-dealers who make the primary market for securities unless, in the judgment of Loomis Sayles, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

          Loomis Sayles selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce the best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid for a transaction. However, the Fund will only pay commissions that Loomis Sayles believes to be competitive with generally prevailing rates. Loomis Sayles will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Fund will not pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker which do not contribute to the best price and execution of the transaction.

          Receipt of research services from brokers may sometimes be a factor in selecting a broker which Loomis Sayles believes will provide the best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Loomis Sayles's expenses. Such services may be used by Loomis Sayles in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

          The following table sets forth for the 1995 fiscal period (August 1, 1995 through December 31, 1995) and the 1996 fiscal year (1) the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period, (2) the dollar amounts of transactions on which commissions were paid during such periods that were directed to brokers providing research services ("directed transactions") and (3) the dollar amounts of commissions paid on directed transactions during such period:

            (1)            (2)            (3)
          Aggregate                    Commissions
          Brokerage     Directed       On Directed
          Commissions   Transactions   Transactions
Period    ($)           ($)            ($)
--------  -----------   ------------   ------------

1996              $ 0            $ 0             $0
1995              $ 0            $ 0             $0


                            DESCRIPTION OF THE TRUST

          The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of The Commonwealth of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated December 23, 1993.

          The Declaration of Trust currently permits the Trustees to issue an unlimited number of full and fractional shares of each series. Each share of the Fund represents an equal proportionate interest in the Fund with each other share of the Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund. The shares of the Fund do not have any preemptive rights. Upon termination of any fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that fund are entitled to share pro rata in the net assets of that fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

          The assets received by the Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund. The underlying assets are segregated and are charged with the expenses with respect to that fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular series of the Trust are allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of the Fund, certain expenses may be legally chargeable against the assets of all series.

          The Declaration of Trust also permits the Trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Trustees may designate. While the Trustees have no current intention to subdivide any series of shares into classes, this flexibility is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "fund").

          The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust or the Fund, respectively. The Declaration of Trust further provides that the Trustees may also terminate the Trust or the Fund upon written notice to the shareholders.
As a matter of policy, however, the Trustees will not terminate the Trust or the Fund without submitting the matter to a vote of the shareholders of the Trust or the Fund, respectively.

Voting Rights
-------------

          As summarized in the Memorandum, shareholders are entitled to one vote for each full share held (with a fractional vote for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

          The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be adversely affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote for each series or sub-series shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters exclusively affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of Trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in investment policies of that series or the approval of the investment advisory agreement relating to that series. Voting rights are not cumulative.

          There will normally be no meetings of shareholders for the purpose of electing Trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

          Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

                Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees.

          No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Trustees may designate.

Shareholder and Trustee Liability
---------------------------------

          Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

          The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust. No officer or Trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                               HOW TO BUY SHARES

          The procedures for purchasing shares of the Fund and for determining the offering price of such shares are summarized in the Memorandum under "How to Purchase Shares."

                                NET ASSET VALUE

          The net asset value of the shares of the Fund is determined by dividing the Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made weekly and as of the close of regular trading on the New York Stock Exchange (the "Exchange") on any day on which an order for purchase or redemption of the Fund's shares is received and on which the Exchange is open for unrestricted trading. During the twelve months following the date of this Statement of Additional Information, the Exchange is expected to be closed on the following weekdays: Memorial Day as observed, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, New Year's Day, Presidents' Day and Good Friday. Long-term debt securities are valued by a pricing service, which determines valuations of normal institutional-size trading units of long-term debt securities. Such valuations are determined using methods based on market transactions for comparable securities and on various relationships among securities that are generally recognized by institutional traders. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the Trustees, although the actual calculations may be made by persons acting pursuant to the direction of the Trustees.

                                  REDEMPTIONS

          The procedures for redemption of Fund shares are summarized in the Memorandum under "How to Redeem Shares."

          The redemption price will be the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form. Proceeds resulting from a written redemption request will normally be mailed to you within seven days after receipt of your request in good order. In those cases where you have recently purchased your shares by check and your check was received less than fifteen days prior to the redemption request, the Fund may withhold redemption proceeds until your check has cleared.

          The Fund will normally redeem shares for cash; however, the Fund reserves the right to pay the redemption price wholly or partly in kind if the Trustees determine it to be advisable in the interest of the remaining shareholders. If portfolio securities are distributed in lieu of cash, the shareholder will normally incur brokerage commissions upon subsequent disposition of any such securities.

          A redemption constitutes a sale of the shares for federal income tax purposes on which the investor may realize a long- or short-term capital gain or loss. See "Income Dividends, Capital Gain Distributions and Tax Status."

          INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

          As described in the Memorandum under "Dividends, Capital Gain Distributions and Taxes" it is the policy of the Fund to pay its shareholders quarterly, as dividends, substantially all of the Fund's net investment income and to distribute to its shareholders annually substantially all net realized capital gains, if any, after offset by any capital loss carryovers.

          Income dividends and capital gain distributions are payable in full and fractional shares of the Fund based upon the net asset value determined as of the close of regular trading on the Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their income dividends or capital gain distributions, or both, in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for an election to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

          As required by federal law, information concerning the federal tax status of distributions from the Fund will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

          The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Code. In order so to qualify, the Fund must, among other things: (i) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies; (ii) derive less than 30% of its gross income from gains from the sale or other disposition of securities held for less than three months; (iii) distribute each year at least 90% of its dividend, interest and certain other income; and (iv) at the end of each fiscal quarter hold at least 50% of the value of its total assets in cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that represent, with respect to each issuer, no more than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and no more than 25% of the value of its total assets in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses. To the extent the Fund qualifies for treatment as a regulated investment company, it will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

          A nondeductible excise tax will be imposed at the rate of 4% on the excess, if any, of the Fund's "required distribution" over its actual distributions in any calendar year. Generally, the "required distribution" is 98% of the Fund's ordinary income for the calendar year plus 98% of its capital gain net income realized during the one-year period ending on October 31 (or December 31, if the Fund is permitted to so elect and so elects) plus undistributed amounts from prior years. The Fund intends to make distributions sufficient to avoid imposition of the excise tax. Dividends and distributions declared by a Fund during October, November or December to shareholders of record on a date in any such month and paid by the Fund during the following January will be treated for federal tax purposes as paid by the Fund and received by shareholders on December 31 of the year in which declared.

          Dividends and distributions on Fund shares received shortly after their purchase, although economically a return of capital, are subject to federal income taxes as described herein and in the Memorandum to the extent the dividends and distributions do not exceed the Fund's current and accumulated earnings and profits.

          Redemptions and exchanges of the Fund's shares are taxable events and, accordingly, shareholders may realize gains and losses on these transactions.
If shares have been held for more than one year, gain or loss realized will generally be long-term capital gain or loss, and will otherwise be short-term capital gain or loss. However, if a shareholder sells Fund shares at a loss within six months of purchasing the shares, the loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder. Furthermore, all or a portion of any loss will be disallowed on the taxable disposition of Fund shares if the shareholder acquires other shares of the same Fund within 30 days before or after the disposition.

          The foregoing is a general and abbreviated summary of the applicable provisions of the Code and the regulations thereunder currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action, respectively.

          Dividends and distributions also may be subject to state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state or local taxes.

                                  FINANCIAL STATEMENTS

          The financial statements and related notes of the Fund and the "Report of Independent Accountants" included in the Fund's 1996 Annual Report are incorporated herein by reference to such Annual Report. Copies of such Annual Report are available without charge upon request by writing Loomis Sayles, One Financial Center, Boston, Massachusetts 02111 or telephoning (617) 482-2450.

Part C.  OTHER INFORMATION
         -----------------

Item 24.  Financial Statements and Exhibits
          ---------------------------------

     (a)  Financial statements:

          See the section entitled "Financial Statements" in the Statements of Additional Information for each of the Loomis Sayles Convertible Bond and Loomis Sayles Mortgage Securities Funds.

     (b)  Exhibits:
          1. Agreement and Declaration of Trust of Loomis Sayles Investment Trust (the "Trust") dated December 23, 1993 -- incorporated by reference to the initial registration statement on Form N-1A (File No. 811-8282), filed on January 11, 1994 (the "Registration Statement").

          2. By-Laws of the Trust -- incorporated by reference to the Registration Statement.

          3.   Not applicable.

          4.   Not applicable.

          5a. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Investment Grade Fixed Income Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5b. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Fixed Income Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5c. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles California Tax-Free Income Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5d. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Mortgage Securities Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5e. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Core Growth Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5f. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Convertible Bond Fund --incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5g. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles High Yield Fixed Income Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5h. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Core Fixed Income Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          5i. Investment Advisory Agreement between the Trust and Loomis Sayles dated as of August 30, 1996 for the Loomis Sayles Intermediate Duration Fixed Income Fund -- incorporated by reference to Amendment No. 8 to the Registration Statement filed on November 13, 1996.

          6.   Not applicable.

          7.   Not applicable.

          8. Form of Custodian Agreement between the Trust and State Street Bank and Trust Company ("State Street") -- incorporated by reference to the Registration Statement.

          9. Form of Transfer Agency Agreement between the Trust and State Street -- to be filed by amendment.

          10. Opinion of Ropes & Gray -- incorporated by reference to Amendment No. 9 to the Registration Statement.

          11.  Consent of Independent Accountants -- filed herewith.

          12.  Not applicable.

          13.  Not applicable.

          14.  Not applicable.

          15.  Not applicable.

          16. Schedule for Computation of Performance Information -- Not applicable.

          17a. Financial Data Schedule for the Loomis Sayles Investment Grade
               Fixed Income Fund -- Not applicable.

          17b. Financial Data Schedule for the Loomis Sayles Fixed Income
               Fund -- Not applicable.

          17c. Financial Data Schedule for the Loomis Sayles California Tax-Free
               Income Fund -- Not applicable.

          17d. Financial Data Schedule for the Loomis Sayles Core Growth Fund --
               Not applicable.

          17e. Financial Data Schedule for the Loomis Sayles High Yield Fixed
               Income Fund -- Not applicable.

          17f. Financial Data Schedule for the Loomis Sayles Core Fixed Income
               Fund -- Not applicable.

          18.  Not applicable.

          19.  Powers of Attorney -- filed herewith.

Item 25.  Persons Controlled by or Under Common Control with Registrant
          -------------------------------------------------------------

          Not applicable.

Item 26.  Number of Holders of Securities
          -------------------------------

            (1)                                     (2)

                                                     Number of Record Holders
          Title of Series                             (as of April 21, 1997)
          ---------------                             ----------------------

Loomis Sayles California Tax-Free Income Fund                     26
Loomis Sayles Convertible Bond Fund                                4
Loomis Sayles Core Fixed Income Fund                               4
Loomis Sayles Core Growth Fund                                     6
Loomis Sayles Fixed Income Fund                                   17
Loomis Sayles High Yield Fixed Income Fund                         3
Loomis Sayles Intermediate Duration Fixed Income Fund              1
Loomis Sayles Investment Grade Fixed Income Fund                  10
Loomis Sayles Mortgage Securities Fund                             3

Item 27.  Indemnification
          ---------------

          Article VIII of the Registrant's Agreement and Declaration of Trust (Exhibit 1 hereto) and Article 4 of the Registrant's By-Laws (Exhibit 2 hereto) provide for indemnification of its trustees and officers. The effect of these provisions is to provide indemnification for each of the Registrant's trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated not to have acted in good faith and in the reasonable belief that such trustee's or officer's action was in the best interest of the Registrant, and except that no trustee or officer shall be indemnified against any liability to the Registrant or its shareholders to which such trustee or officer otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such trustee's or officer's office.

Item 28.  Business and Other Connections of Investment Adviser
          ----------------------------------------------------

          Loomis Sayles, the investment adviser of the Registrant, provides investment advice to seventeen series of the Loomis Sayles Funds, seven series of New England Funds Trust I, one series of New England Funds Trust II, one series of New England Funds Trust III and three series of New England Zenith Funds, all of which are registered investment companies, and to other organizations and individuals.

          The sole general partner of Loomis Sayles is Loomis Sayles & Company, Inc., One Financial Center, Boston, Massachusetts 02111.

Item 29.  Principal Underwriters
          ----------------------

          Not applicable.

Item 30.  Location of Accounts and Records
          --------------------------------

          The following companies maintain possession of the documents required by the specified rules:

          (a)  Registrant
               Rule 31a-1(b)(4), (9), (10), (11)
               Rule 31a-2(a)

          (b)  State Street Bank and Trust Company
               225 Franklin Street
               Boston, MA  02110
               Rule 31a-1(a)
               Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)
               Rule 31a-2(a)

         (c)   Loomis, Sayles & Company, L.P.
               One Financial Center
               Boston, MA  02111
               Rule 31a-1(f)
               Rule 31a-2(e)

Item 31.  Management Services
          -------------------

          Not applicable.

Item 32.  Undertakings
          ------------

          (a) The Registrant undertakes to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders upon request and without charge.

          (b) The Registrant undertakes, if requested to do so by the holders of at least 10% of the Registrant's outstanding shares, to call a meeting of shareholders for the purpose of voting upon the question of removal of a trustee or trustees and to assist in communications with other shareholders as required by Section 16(c) of the Investment Company Act of 1940.

          (c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's Agreement and Declaration of Trust and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             * * * * * * * * * * *

                                     NOTICE

     A copy of the Agreement and Declaration of Trust of Loomis Sayles Investment Trust (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this instrument has been executed on behalf of the Trust by an officer of the Trust as an officer and not individually and the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 10 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, in The Commonwealth of Massachusetts on the 25th day of April, 1997.

                                 LOOMIS SAYLES INVESTMENT TRUST


                                By:     DANIEL J. FUSS*
                                ---------------------------------------
                                        Daniel J. Fuss
                                        President

                                *By:    SHEILA M. BARRY
                                     ------------------------------------
                                        Sheila M. Barry
                                        Attorney in fact pursuant to
                                        power of attorney filed herewith

                         LOOMIS SAYLES INVESTMENT TRUST


                               Index to Exhibits

Exhibit No.    Description
----------     -----------

11             Consent of Independent Accountants

19             Power of Attorney